Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-229301 on Form S-3 of our report dated March 19, 2020, relating to the financial statements of Griffin-American Healthcare REIT IV, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Costa Mesa, California
March 19, 2020